UNITED TELEVISION, INC.
                             SPECIAL SEVERANCE PLAN

     United Television, Inc. (the "Company") hereby adopts the United Television, Inc. Special Severance Plan (the "Plan") for the benefit of certain employees of the Company (as defined herein), on the terms and conditions hereinafter stated.

     The Plan, as set forth herein, is intended to help retain qualified employees, maintain a stable work environment and provide economic security to certain employees of the Company in the event of a Qualifying Termination (as defined herein). The Plan, as a "severance pay arrangement" within the meaning of Section 3(2)(B)(i) of ERISA, is intended to be excepted from the definitions of "employee pension benefit plan" and "pension plan" set forth under Section 3(2) of ERISA, and is intended to meet the descriptive requirements of a plan constituting a "severance pay plan" within the meaning of regulations published by the Secretary of Labor at Title 29, Code of Federal Regulations, 2510.3-2(b).

SECTION 1.  DEFINITIONS.  As hereinafter used:

     1.1 "Affiliate" shall mean any corporation, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Company.

     1.2 "Annual Compensation" shall mean (i) the Severed Employee's current rate of base salary (determined immediately prior to the Qualifying Termination and without regard to any decrease in such salary constituting Good Reason), plus (ii) the average of the Severed Employee's annual bonuses earned in respect of the three full fiscal years (or the number of full years worked with the Company, if fewer than three) immediately preceding the year in which the Change in Control occurs or, if higher, in which the Qualifying Termination occurs.

     1.3 "Board" shall mean the Board of Directors of the Company, or any successor thereto.

     1.4 "Cause" shall mean, with respect to a termination of the Employee's employment with the Company, (i) the willful and continued failure by the Employee to substantially perform the Employee's duties with the Company (other than by reason of physical or mental incapacity) or (ii) the conviction of the Employee for the commission of a felony involving moral turpitude.

     1.5 "Change in Control" shall mean the occurrence of any of the following events: (i) individuals who, as of the Effective Date, constitute the board of directors of Chris-Craft (the "Incumbent Board") cease for any reason to constitute at least a majority of the board of directors of Chris-Craft; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the stockholders of Chris-Craft, shall be approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or other actual or threatened solicitation of proxies or consents by or on behalf of any Person, other than the board of directors of Chris-Craft;

                  (ii) consummation of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation: (a) more than 50% of the combined voting power of the then outstanding voting securities ("Outstanding Voting Securities") of the corporation resulting from such reorganization, merger, or consolidation, which may be Chris-Craft (the "Resulting Corporation"), entitled to vote generally in the election of directors (the "Resulting Corporation Voting Securities") shall then be owned beneficially, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of Outstanding Voting Securities immediately prior to such reorganization, merger, or consolidation, in substantially the same proportions as their respective ownerships of Outstanding Voting Securities immediately prior to such reorganization, merger or consolidation; and (b) at least 50% of the members of the board of directors of the Resulting Corporation shall have been members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

                  (iii) approval by the stockholders of Chris-Craft of (a) a complete liquidation or dissolution of Chris-Craft or (b) the sale or other disposition of all or substantially all of the assets of Chris-Craft, other than to a corporation (the "Buyer") with respect to which (i) following such sale or other disposition, more than 50% of the combined voting power of securities of Buyer entitled to vote generally in the election of directors, shall be owned beneficially, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of the Outstanding Voting Securities immediately prior to such sale or other disposition, in substantially the same proportion as their respective ownerships of Outstanding Voting Securities immediately prior to such sale or other disposition; and (ii) at least 50% of the members of the board of directors of Buyer shall have been members of the Incumbent Board at the time of the execution of the initial agreement or action of the board of directors of Chris-Craft providing for such sale or other disposition of assets of Chris-Craft.

     1.6 "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

     1.7 "Chris-Craft" shall mean Chris-Craft Industries, Inc., a Delaware corporation, or any successor thereto.

     1.8 "Disability" shall mean a physical or mental condition causing the Employee to be unable to substantially perform his or her duties with the Company, including, without limitation, such condition entitling him or her to benefits under any sick pay or disability income policy or program of the Company.

     1.9 "Effective Date" shall mean December 14, 1999.

     1.10 "Employee" shall mean any person who is employed by the Company on a full-time basis; provided, however, that no person with respect to whom an individual severance arrangement or employment agreement is in effect as of the Change in Control (unless waived by such person) or whose employment is covered by a collective bargaining agreement shall be considered an Employee under the Plan; provided, further, that during the pendency of a Potential Change in Control and following a Change in Control, new participants may be added, but no adverse change can be made with respect to persons already designated as participants in the Plan.

     1.11 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

     1.12 "Exchange Act" the Securities Exchange Act of 1934, as amended.

     1.13 "Good Reason" shall mean any of the following acts or omissions that take place on or after the occurrence of a Change in Control: (i) the material diminution in the Employee's duties or authority; (ii) a change of the Employee's place of employment by more than fifty (50) miles; or (iii) a reduction in the Employee's salary or bonus opportunity; provided, however, that clause (i) above shall only be applicable to an Employee who is designated as a Level I Employee and any determination made in good faith by a Level I Employee under clause (i) above shall be conclusive.

     1.14 "Level I Employee" shall mean an Employee whose name is set forth on Exhibit A attached hereto.

     1.15 "Level II Employee" shall mean an Employee (i) with at least one Year of Service and (ii) who is not a Level I Employee.

     1.16 "Level III Employee" shall mean an Employee (i) with less than one Year of Service and (ii) who is not a Level I Employee.

     1.17 "Person" shall mean any individual, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

     1.18 "Plan Administrator" shall mean the committee appointed to administer the Plan. Such committee shall be selected by the Board.

     1.19 "Potential Change in Control" shall be deemed to occur in the event that, after the Effective Date, Chris-Craft or the Company enters into an agreement, the consummation of which would result in a Change in Control or Chris-Craft, the Company or any person publicly announces an intention to take or to consider taking action which, if consummated would constitute a Change in Control.

     1.20 "Qualifying Termination" shall mean a termination of an Employee's employment, following a Change in Control and on or before such Employee's Qualifying Termination Date, either (i) by the Company without Cause or (ii) by the Employee for Good Reason. Severance Benefits will not be paid in the event of termination of an Employee's employment by reason of death, by the Company for Cause or Disability or by the Employee without Good Reason. A termination of employment will not be deemed to have occurred upon (1) the transfer of the Employee to employment with an Affiliate of the Company if the Affiliate assumes the Company's responsibilities under the Plan with respect to the Employee or (2) the divestiture of a business with which the Employee is primarily associated if the Employee is offered comparable employment by the successor company and such successor company assumes the Company's responsibilities under the Plan with respect to such Employee.

     1.21 "Qualifying Termination Date" shall mean the date occurring:

                  (i) with respect to Level I Employees with at least twenty
(20) Years of Service, thirty-six (36) months following a Change in Control;

                  (ii) with respect to Level I Employees with at least fifteen
(15) and not greater than nineteen (19) Years of Service, thirty (30) months following a Change in Control;

                  (iii) with respect to (a) Level I Employees with at least ten and not greater than fourteen (14) Years of Service and (b) Level II Employees with at least ten Years of Service, twenty-four (24) months following a Change in Control;

                  (iv) with respect to Level I Employees with at least two and not greater than nine Years of Service, eighteen (18) months following a Change in Control;

                  (v) with respect to Level II Employees with less than ten Years of Service, twelve (12) months following a Change in Control; and

                  (vi) with respect to Level III Employees, six months following a Change in Control.

     1.22 "Severance Benefits" shall mean the payments and benefits provided to Severed Employees pursuant to Section 2.1 and 2.2 hereof.

     1.23 "Severance Date" shall mean the date on which an Employee incurs a Qualifying Termination.

     1.24 "Severance Multiple" shall mean:

                  (i)  with respect to Level I Employees with at least twenty
(20) Years of Service, three;

                  (ii) with respect to Level I Employees with at least fifteen
(15) and not greater than nineteen (19) Years of Service, two and one-half;

                  (iii) with respect to Level I Employees with at least ten and not greater than fourteen (14) Years of Service, two;

                  (iv) with respect to Level I Employees with at least two and not greater than nine Years of Service, one and one-half;

                  (v) with respect to Level II Employees with at least ten Years of Service, the product of (a) three fifty-seconds (3/52) and (b) such Employee's Years of Service;

                  (vi) with respect to Level II Employees with less than ten Years of Service, the greater of (a) the product of (1) one twenty-sixth (1/26) and (2) Years of Service and (b) one-thirteenth (1/13); and

                  (v) with respect to Level III Employees, one twenty-sixth (1/26).

     1.25 "Severed Employee" shall mean an Employee who has incurred a Qualifying Termination.

     1.26 "Year of Service," with respect to a Severed Employee, shall mean each full twelve month period that such Severed Employee was an employee of the Company, an Affiliate or a predecessor to the Company's or Affiliate's business or assets during the period (the "Service Period") beginning on such Severed Employee's original date of hire with the Company, Affiliate or such predecessor (or any earlier date set forth on Exhibit A hereto that the Company deems to be the Severed Employee's original date of hire for the purpose of this Section 1.26) and ending on the Severance Date with respect to such Severed Employee, provided that service with such predecessor(s) shall be recognized for this purpose (i) only to the extent such service was continuous to the date of the Company's or Affiliate's acquisition of such business or assets and (ii) then only if such Severed Employee was employed by the Company or Affiliate immediately following the Company's or Affiliate's acquisition of such business or assets.

                  Additional definitions are set forth within the Plan and shall have the meanings ascribed to them in the Plan.

SECTION 2.  BENEFITS.

                  2.1 Subject to Section 2.5 hereof, each Severed Employee shall be entitled to receive from the Company an amount equal the product of (i) the Severed Employee's Annual Compensation and (ii) the Severed Employee's Severance Multiple (the "Severance Amount"). The Severance Amount shall be paid to such Severed Employee in a lump sum as soon as practicable but no later than ten days following the first date on which the release referred to in Section 2.5 hereof is no longer revocable. The Severance Amount that a Severed Employee receives under this Plan shall not be taken into account for purposes of determining benefits under any other qualified or nonqualified plans of the Company.

                  2.2 Subject to Section 2.5 hereof, commencing on the date immediately following the Severed Employee's Severance Date and continuing for the period set forth below (the "Welfare Benefit Continuation Period"), the Company shall provide each Severed Employee and anyone entitled to claim under or through such Severed Employee with all Company-paid benefits under any group health plan and life insurance plan of the Company (as in effect immediately prior to the such Severed Employee's Severance Date or, if more favorable to the Severed Employee, immediately prior to the Change in Control) for which employees of the Company are eligible, to the same extent as if such Severed Employee had continued to be an employee of the Company during the Welfare Benefit Continuation Period. To the extent that the Severed Employee's participation in Company benefit plans is not practicable, the Company shall arrange to provide, at the Company's sole expense, the Severed Employee and anyone entitled to claim under or through such Severed Employee with equivalent health and life insurance benefits under an alternative arrangement during the Welfare Benefit Continuation Period. The coverage period for purposes of the group health continuation requirements of Section 4980B of the Code shall commence at the expiration of the Welfare Benefit Continuation Period. For purposes of this Section 2.2, the Welfare Benefit Continuation Period shall be the greater of (i) the product of (a) the Severed Employee's Severance Multiple and (b) twelve months and (ii) one month.

                  2.3 Subject to Section 2.5 hereof, to the extent a Severed Employee has outstanding unvested stock options under any stock option plans of Chris-Craft or the Company following the consummation of a transaction resulting in a Change in Control, such Severed Employee's unvested stock options shall become fully vested and exercisable at the time of such Severed Employee's Qualifying Termination.

                  2.4 In the event of a claim by an Employee as to the amount or timing of any payment or benefit under the Plan, such Employee shall present the reason for his or her claim in writing to the Plan Administrator. The Plan Administrator shall, within thirty (30) days after receipt of such written claim, send a written notification to the Employee as to its disposition. In the event the claim is wholly or partially denied, such written notification shall
(i) state the specific reason or reasons for the denial, (ii) make specific reference to pertinent Plan provisions on which the denial is based, (iii) provide a description of any additional material or information necessary for the Employee to perfect the claim and an explanation of why such material or information is necessary, and (iv) set forth the procedure by which the Employee may appeal the denial of his or her claim. In the event an Employee wishes to appeal the denial of his or her claim, he or she may request a review of such denial by making application in writing to the Plan Administrator within fifteen
(15) days after receipt of such denial. Such Employee (or his or her duly authorized legal representative) may, upon written request to the Plan Administrator, review any documents pertinent to his or her claim, and submit in writing issues and comments in support of his or her position. Within thirty
(30) days after receipt of a written appeal (unless special circumstances, such as the need to hold a hearing, require an extension of time, but in no event more than thirty (30) days after such receipt), the Plan Administrator shall notify the Employee of the final decision. The final decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

                  2.5 No Employee shall be eligible to receive Severance Benefits unless he or she first executes a release (substantially in the form of Exhibit B hereto) in favor of the Company and others set forth on said Exhibit B, relating to all claims or liabilities of any kind relating to his or her employment with the Company and the termination of the Employee's employment.

                  2.6 The Company shall pay to each Employee all reasonable legal fees and expenses incurred by such Employee in seeking in good faith to obtain or enforce any right or benefit provided under this Plan (other than any such fees and expenses incurred in pursuing any claim determined to be frivolous by an arbitrator or by a court of competent jurisdiction).

SECTION 3.  PLAN ADMINISTRATION.

                  3.1 The Plan shall be interpreted, administered and operated by the Plan Administrator, which shall have complete authority, in its sole discretion subject to the express provisions of the Plan, to determine who shall be eligible for Severance Benefits, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of the Plan.

                  3.2 All questions of any character whatsoever arising in connection with the interpretation of the Plan or its administration or operation shall be submitted to and settled and determined by the Plan Administrator in an equitable and fair manner in accordance with the procedure for claims and appeals described in Section 2.3 hereof.

                  3.3 The Plan Administrator may delegate any of its duties hereunder to such person or persons from time to time as it may designate.

                  3.4 The Plan Administrator is empowered, on behalf of the Plan, to engage accountants, legal counsel and such other personnel as he deems necessary or advisable to assist it in the performance of its duties under the Plan. The functions of any such persons engaged by the Plan Administrator shall be limited to the specified services and duties for which they are engaged, and such persons shall have no other duties, obligations or responsibilities under the Plan. Such persons shall exercise no discretionary authority or discretionary control respecting the management of the Plan. All reasonable expenses thereof shall be borne by the Company.

SECTION 4.  PLAN MODIFICATION OR TERMINATION.

                  The Plan may be amended or terminated by the Board at any time; provided, however, that (i) no termination or amendment of the Plan may reduce the Severance Benefits payable under the Plan to an Employee if the Employee's termination of employment with the Company has occurred prior to such termination of the Plan or amendment of its provisions and (ii) during the pendency of a Potential Change in Control and following a Change in Control, the Plan may not be terminated or amended, if such amendment would be adverse to the interests of any Employee, without the consent of such Employee.

SECTION 5.  GENERAL PROVISIONS.

                  5.1 Except as otherwise provided herein or by law, none of the payments, benefits or rights of any Employee shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Employee. No Employee shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he or she may expect to receive, contingently or otherwise, under this Plan.

                  5.2 Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Employee, or any person whomsoever, the right to be retained in the service of the Company, and all Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

                  5.3 If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

                  5.4 This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Employee, present and future, and any successor to the Company.

                  5.5 The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

                  5.6 The Plan shall not be funded. No Employee shall have any right to, or interest in, any assets of the Company which may be applied by the Company to the payment of benefits or other rights under this Plan.

                  5.7 Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of giving a receipt therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Company, the Plan Administrator and all other parties with respect thereto. If a Severed Employee dies prior to the payment of all benefits due such Severed Employee, such unpaid amounts shall be paid to the executor, personal representative or estate of such Employee.

                  5.8 Any notice or other communication required or permitted pursuant to the terms hereof shall have been duly given when delivered or mailed by United States mail, first class, postage prepaid, addressed to the intended recipient at his, her or its last known address.

                  5.9 This Plan shall be construed and enforced according to the laws of the State of Delaware, without giving effect to its principles of conflicts of law, to the extent not preempted by federal law, which shall otherwise control.
                                    EXHIBIT A

LEVEL I EMPLOYEES


United Television, Inc.


Name of
Employee
Employment
Date
1999
Salary
1999
Bonus
1999
Total


Barnett, Laurey
12-17-84
$185,000
$180,000
$365,000


Braet, Jerry
1-4-84
$227,000
$243,000
$470,000


Furlong, Bob
5-1-93
$185,000
$160,000
$345,000


Lindsey, Garth
6-14-71
$185,000
$197,000
$382,000


Muir, Tom
12-20-76
$124,000
$114,000
$238,000


Perry, Don
1-15-96
$185,000
$230,000
$415,000


Swartz, Stu
2-11-63
$228,000
$170,000
$398,000


Weiss, Jeff
1-30-89
$206,000
$90,000
$296,000


Winter, Seth
1-4-82
$225,000
$40,000
$265,000


                                    EXHIBIT B

RELEASE AGREEMENT

                  In consideration of the payments and benefits provided for in the annexed United Television, Inc. Special Severance Plan (the "Plan"), and the release from [employee's name] (the "Employee") set forth herein, United Television, Inc. (the "Company") and the Employee agree to the terms of this Release Agreement.

                  1. The Employee acknowledges and agrees that the Company is under no obligation to offer the Employee the payments and benefits set forth in the annexed Plan, unless the Employee consents to the terms of this Release Agreement. The Employee further acknowledges that he/she is under no obligation to consent to the terms of this Release Agreement and that the Employee has entered into this agreement freely and voluntarily.

                  2. The Employee voluntarily, knowingly and willingly releases and forever discharges the Company and its Affiliates, together with their respective officers, directors, partners, shareholders, employees and agents, and each of their predecessors, successors and assigns (collectively, "Releasees"), from any and all charges, complaints, claims, promises, agreements, controversies, causes of action and demands of any nature whatsoever that the Employee or his/her executors, administrators, successors or assigns ever had, now have or hereafter can, shall or may have against Releasees by reason of any matter, cause or thing whatsoever arising prior to the time of signing of this Release Agreement by the Employee. The release being provided by the Employee in this Release Agreement includes, but is not limited to, any rights or claims relating in any way to the Employee's employment relationship with the Company, or the termination thereof, or under any statute, including the federal Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1990, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act of 1993, each as amended, and any other federal, state or local law or judicial decision.

                  3. The Employee acknowledges and agrees that he/she shall not, directly or indirectly, seek or further be entitled to any personal recovery in any lawsuit or other claim against the Company or any other Releasee based on any event arising out of the matters released in paragraph 2.
                  4. Nothing herein shall be deemed to release (i) any of the Employee's rights under the Plan or (ii) any of the benefits that the Employee has accrued prior to the date this Release Agreement is executed by the Employee under the Company's employee benefit plans and arrangements.

                  5. In consideration of the Employee's release set forth in paragraph 2, the Company knowingly and willingly releases and forever discharges the Employee from any and all charges, complaints, claims, promises, agreements, controversies, causes of action and demands of any nature whatsoever that the Company now has or hereafter can, shall or may have against him/her by reason of any matter, cause or thing whatsoever arising prior to the time of signing of this Release Agreement by the Company, provided, however, that nothing herein is intended to release any claim the Company may have against the Employee for any illegal conduct.

                  6. The Employee acknowledges that the Company has advised him/her to consult with an attorney of his/her choice prior to signing this Release Agreement. The Employee represents that, to the extent he/she desires, he/she has had the opportunity to review this Release Agreement with an attorney of his/her choice.

                  7. The Employee acknowledges that he/she has been offered the opportunity to consider the terms of this Release Agreement for a period of at least forty-five (45) days, although he/she may sign it sooner should he/she desire. The Employee further shall have seven additional days from the date of signing this Release Agreement to revoke his/her consent hereto by notifying, in writing, the General Counsel of the Company. This Release Agreement will not become effective until seven days after the date on which the Employee has signed it without revocation.


                                                -------------------------------
                                                     [Employee Name]


                                                     UNITED TELEVISION, INC.


                                                     By:_______________________
                                                     Title: